Sterling Reports Record Second Quarter 2022 Results

Second Quarter 2022 Revenue Growth of 29.0%; Organic Constant Currency Revenue Growth of 22.8%

Increasing Full Year 2022 Guidance to Reflect Strong Second Quarter and Improved Outlook

NEW YORK, August 9, 2022 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

All results compared to prior-year period.

•Revenues increased 29.0% year-over-year to $205.6 million. Organic constant currency revenue growth was 22.8% and inorganic revenue growth was 7.7%.

•GAAP net income increased year-over-year to $11.6 million, or $0.12 per diluted share, compared to GAAP net income of $3.4 million, or $0.04 per diluted share, for the prior year period.

•Adjusted EBITDA increased 20.1% year-over-year to $56.5 million. Adjusted EBITDA Margin decreased 205 bps year-over-year to 27.5% but was ahead of our expectations.

•Adjusted Net Income increased 43.7% year-over-year to $32.5 million. Adjusted Earnings Per Share increased 32.0% year-over-year to $0.33 per diluted share.

•Updating full year 2022 guidance ranges to revenue of $785 million to $795 million, Adjusted EBITDA of $214 million to $220 million, and Adjusted Net Income of $115 million to $118 million.
Organic constant currency revenue growth, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures, as applicable.
Josh Peirez, Sterling CEO, said, “We are very proud of our results in the second quarter, with broad-based strength driving company records for quarterly revenue and Adjusted EBITDA that exceeded our expectations. This marks our sixth consecutive quarter of double digit year-over-year organic revenue growth and eighth consecutive quarter of sequential revenue growth, demonstrating the quality of our strategy and consistency of our execution. We continue to win new business and expand wallet share with existing customers due to our customer service focus, deep market expertise, and technology excellence. Our outlook for the rest of the year remains strong, and we have raised annual guidance across the board to reflect the continued momentum in our business.”

Second Quarter 2022 Results

	Three Months Ended June 30,
	2021	2022	Change
(in thousands, except per share data and percentages)
Revenues	$159,328	$205,591	29.0%
Net income	$3,397	$11,571	240.6%
Net income margin	2.1%	5.6%	350 bps
Net income per share - diluted	$0.04	$0.12	200.0%
Adjusted EBITDA(1)	$47,033	$56,472	20.1%
Adjusted EBITDA Margin(1)	29.5%	27.5%	(205) bps
Adjusted Net Income(1)	$22,621	$32,499	43.7%
Adjusted Earnings Per Share - diluted	$0.25	$0.33	32.0%
_______________________
(1) Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share - diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures.

Revenue for the second quarter of 2022 was $205.6 million, an increase of $46.3 million, or 29.0%, as compared to $159.3 million for the second quarter of 2021. Revenue growth for the second quarter of 2022 included 22.8% organic constant currency revenue growth and 7.7% inorganic revenue growth from the November 2021 acquisition of Employment Background Investigations, Inc. (“EBI”), partially offset by a (1.5)% drag due to the impact of fluctuations in foreign exchange currency rates. The organic constant currency growth in revenue was primarily driven by continued robust growth at existing clients, growth in cross-sell and up-sell, significant new client growth, and strong revenue retention.

Balance Sheet and Cash Flow

As of June 30, 2022, cash and cash equivalents were $65.8 million and total debt was $507.1 million, compared to cash and cash equivalents of $48.0 million and total debt of $510.3 million as of December 31, 2021. Sterling ended the second quarter of 2022 with a net leverage ratio of 2.2x net debt to Adjusted EBITDA. As of June 30, 2022, available borrowings under the Company’s revolving credit facility, net of letters of credit outstanding, were $139.3 million.

For the three months ended June 30, 2022, Sterling generated Net Cash provided by Operating Activities of $29.8 million, compared to $23.3 million for the previous year period. Capital expenditures for the three months ended June 30, 2022 totaled $5.6 million, an increase of $0.5 million compared to the prior year period. For the three months ended June 30, 2022, Sterling had $24.2 million of adjusted free cash flow, compared to $18.9 million of adjusted free cash flow for the prior year period (including adjustments in the prior year period for one-time, non-operating cash expenses related to the initial public offering (“IPO”). The increase in adjusted free cash flow compared to the prior year period was driven primarily by growth in operating income.

Full Year 2022 Guidance

Sterling is updating guidance for full year 2022 as detailed below. The following forward-looking statements reflect Sterling’s expectations as of today’s date. Actual results may differ materially.

$USD million	Previous Guidance - May 10, 2022		Updated Guidance - August 9, 2022
	Amount	Year-over-year growth	Amount	Year-over-year growth

Revenues	$770 - $780	20.0% - 21.5%	$785 - $795	22.0% - 24.0%
Adjusted EBITDA	$210 - $216	17.0% - 20.5%	$214 - $220	19.5% - 23.0%
Adjusted Net Income	$112 - $115	21.0% - 25.0%	$115 - $118	25.0% - 28.0%

Revenue guidance includes 17.0 – 19.0% organic constant currency revenue growth (compared to previous guidance of 14.5 – 16.5%) and 6.0% inorganic revenue growth from the acquisition of EBI (compared to previous guidance of 5.5%), partially offset by a (1.0)% drag from fluctuations in foreign exchange currency rates (compared to previous guidance of a (0.25)% drag).

The Company has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures “organic constant currency revenue growth,” “Adjusted EBITDA” and “Adjusted Net Income” to their most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.

Conference Call Details

Sterling will hold a conference call to discuss the second quarter of 2022 financial results today, August 9, 2022 at 8:30 AM Eastern Time.

Participants may access the conference call by dialing 1-844-200-6205 (U.S.) or +1-929-526-1599 (outside the U.S.) and using conference code 238043 approximately ten minutes before the start of the call. A live audio webcast of the conference call, together with related presentation materials, will also be available on Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”.

A replay, along with the related presentation materials, will be available after the conclusion of the call on Sterling’s investor relations website under “News & Events” or by dialing 1-866-813-9403 (U.S.) or +44-204-525-0658 (outside the U.S.), access code 060819. The telephone replay will be available through Tuesday, August 23, 2022.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address guidance, outlook, targets, market trends or projections about the future, and statements regarding the Company’s expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or future events or performance, contained in this release are forward-looking statements. The Company has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly in the annual report on Form 10-K filed with the SEC on March 16, 2022, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-

looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which the Company operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Non-GAAP Financial Information

This report contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with GAAP.
Specifically, the Company makes use of the non-GAAP financial measures “organic constant currency revenue growth”, “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Earnings Per Share” and “Adjusted Free Cash Flow” to assess the performance of its business.
Organic constant currency revenue growth is calculated by adjusting for inorganic revenue growth, which is defined as the impact to revenue growth in the current period from merger and acquisition (“M&A”) activity that has occurred over the past twelve months, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. We present organic constant currency revenue growth because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance; however, it has limitations as an analytical tool, and you should not consider such a measure either in isolation or as a substitute for analyzing our results as reported under US GAAP. In particular, organic constant currency revenue growth does not reflect M&A activity or the impact of foreign currency exchange rate fluctuations.
Adjusted EBITDA is defined as net income adjusted for provision for income taxes, interest expense, depreciation and amortization, stock-based compensation, transaction expenses related to our IPO and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. We present Adjusted EBITDA and Adjusted EBITDA Margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our Board of Directors use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate the factors and trends affecting our business to assess our financial performance and in preparing and approving our annual budget and believe they are helpful in highlighting trends in our core operating performance. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under US GAAP. Adjusted EBITDA excludes items that can have a significant effect on our profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income adjusted for amortization of acquired intangible assets, stock-based compensation, transaction expenses related to our IPO and one-time public company transition expenses, M&A activity, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for the applicable tax rate. Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. We present Adjusted Net Income and Adjusted Earnings Per Share because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that we do not expect to continue at the same level in the future. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting

Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that we do not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under US GAAP.
Adjusted Free Cash Flow is defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software. For the three and six months ended June 30, 2021, Adjusted Free Cash Flow reflects adjustments for one-time, non-operating cash expenses related to the IPO. We present Adjusted Free Cash Flow because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-recurring, non-operating cash items that we do not expect to continue at the same level in the future. Adjusted Free Cash Flow has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under US GAAP.

About Sterling

Sterling—a leading provider of background and identity services—offers background and identity verification to help over 50,000 clients create people-first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 95 million searches in the twelve months ended December 31, 2021.

Contacts

Investors
Judah Sokel
IR@sterlingcheck.com

Media
Jamie Serino
Jamie.Serino@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS
STERLING CHECK CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2021	2022	2021	2022

REVENUES	$159,328	$205,591	$298,698	$397,563
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	75,580	107,576	143,159	208,532
Corporate technology and production systems	9,998	12,539	20,351	25,091
Selling, general and administrative	38,605	41,886	68,211	84,219
Depreciation and amortization	20,299	19,872	40,848	40,028
Impairments of long-lived assets	49	612	2,925	612
Total operating expenses	144,531	182,485	275,494	358,482
OPERATING INCOME	14,797	23,106	23,204	39,081
OTHER EXPENSE (INCOME):
Interest expense, net	7,603	6,619	15,173	12,955
Loss (gain) on interest rate swaps	133	32	87	(296)
Other income	(362)	(508)	(633)	(862)
Total other expense, net	7,374	6,143	14,627	11,797
INCOME BEFORE INCOME TAXES	7,423	16,963	8,577	27,284
Income tax provision	4,026	5,392	4,552	9,477
NET INCOME	$3,397	$11,571	$4,025	$17,807
Unrealized loss on hedged transactions, net of tax	(188)	—	(322)	—
Foreign currency translation adjustments, net of tax	222	(3,483)	594	(3,200)
Total other comprehensive income (loss)	34	(3,483)	272	(3,200)
COMPREHENSIVE INCOME	$3,431	$8,088	$4,297	$14,607

Net income per share attributable to stockholders
Basic	$0.04	$0.12	$0.05	$0.19
Diluted	$0.04	$0.12	$0.05	$0.18
Weighted average number of shares outstanding
Basic	88,826,919	94,024,970	88,717,890	93,996,553
Diluted	88,913,175	99,344,563	88,802,948	99,265,668

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	December 31, 2021	June 30, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,998	$65,811
Accounts receivable (net of allowance of $2,949 and $3,322 as of December 31, 2021 and June 30, 2022, respectively)	127,927	164,179
Prepaid expenses	12,510	13,080
Operating leases right-of-use asset	—	3,282
Other current assets	11,563	12,173
Total current assets	199,998	258,525
Property and equipment, net	11,124	11,647
Goodwill	852,536	850,309
Intangible assets, net	297,146	266,497
Deferred income taxes	4,770	4,495
Operating leases right-of-use asset	—	15,736
Other noncurrent assets, net	6,685	8,432
TOTAL ASSETS	$1,372,259	$1,415,641
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,127	$44,767
Accrued expenses	67,971	58,135
Current portion of long-term debt	6,461	6,461
Operating leases liability, current portion	—	3,553
Other current liabilities	24,361	16,961
Total current liabilities	129,920	129,877
Long-term debt, net	499,107	496,835
Deferred income taxes	28,584	30,065
Long-term operating leases liability, net of current portion	—	18,176
Other liabilities	5,024	4,742
Total liabilities	662,635	679,695
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock ($0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 1,000,000,000 shares authorized, 95,854,795 shares issued and 95,746,975 shares outstanding as of December 31, 2021; 1,000,000,000 shares authorized, 96,518,087 shares issued and 96,410,267 shares outstanding as of June 30, 2022)	68	73
Additional paid-in capital	916,578	928,486
Common stock held in treasury (107,820 shares as of December 31, 2021 and June 30, 2022)	(897)	(897)
Accumulated deficit	(206,218)	(188,609)
Accumulated other comprehensive income (loss)	93	(3,107)
Total stockholders’ equity	709,624	735,946
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,372,259	$1,415,641

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended
	June 30,
(in thousands)	2021	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,025	$17,807
Adjustments to reconcile net income to net cash provided by operations
Depreciation and amortization	40,848	40,028
Deferred income taxes	(699)	3,409
Stock-based compensation	1,653	11,131
Impairments of long-lived assets	2,925	612
Provision for bad debts	496	659
Amortization of financing fees	249	218
Amortization of debt discount	1,156	959
Deferred rent	(1,223)	(146)
Unrealized translation gain on investment in foreign subsidiaries	(229)	(1,220)
Changes in fair value of derivatives	(2,904)	(4,102)
Excess payment on contingent consideration for acquisition	(166)	—
Changes in operating assets and liabilities
Accounts receivable	(24,828)	(36,451)
Insurance receivable	750	—
Prepaid expenses	(2,436)	(702)
Other assets	(1,109)	(3,180)
Accounts payable	12,600	14,249
Litigation settlement obligation	(750)	—
Accrued expenses	15,637	(8,610)
Other liabilities	(705)	(1,382)
Net cash provided by operating activities	45,290	33,279
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,260)	(3,266)
Purchases of intangible assets and capitalized software	(8,035)	(7,616)
Proceeds from disposition of property and equipment	—	9
Net cash used in investing activities	(9,295)	(10,873)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	2,427	814
Payments of IPO issuance costs	—	(225)
Payments of long-term debt	(9,916)	(3,231)
Payment of contingent consideration for acquisition	(738)	(215)
Payments of finance lease obligations	(7)	(1)
Net cash used in financing activities	(8,234)	(2,858)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(103)	(1,735)
NET CHANGE IN CASH AND CASH EQUIVALENTS	27,658	17,813
CASH AND CASH EQUIVALENTS
Beginning of period	66,633	47,998
Cash and cash equivalents at end of period	$94,291	$65,811

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid during the period for
Interest, net of capitalized amounts of $137 and $150 for the six months ended June 30, 2021 and 2022, respectively	$12,320	$17,225
Income taxes	2,743	9,531
Noncash investing activities
Purchases of property and equipment in accounts payable and accrued expenses	205	222

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES

The following table reconciles revenue growth, the most directly comparable GAAP measure, to organic constant currency revenue growth for the three and six months ended June 30, 2022. There was no impact of inorganic revenue growth on our revenue for the three and six months ended June 30, 2021. For the three and six months ended June 30, 2022, we have provided the impact of revenue from the acquisition of EBI.

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
Reported revenue growth	29.0%	33.1%
Inorganic revenue growth (1)	7.7%	7.8%
Impact from foreign currency exchange (2)	(1.5)%	(1.1)%
Organic constant currency revenue growth	22.8%	26.4%
_______________
(1) Impact to revenue growth in the current period from M&A activity that has occurred over the past twelve months
(2) Impact to revenue growth in the current period from fluctuations in foreign currency exchange rates

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted EBITDA for the three and six months ended June 30, 2021 and 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
(dollars in thousands)
Net income	$3,397	$11,571	$4,025	$17,807
Income tax provision	4,026	5,392	4,552	9,477
Interest expense, net	7,603	6,619	15,173	12,955
Depreciation and amortization	20,299	19,872	40,848	40,028
Stock-based compensation	756	6,023	1,653	11,131
Transaction expenses(1)	6,139	1,894	7,258	3,782
Restructuring(2)	604	836	3,609	1,182
Technology Transformation(3)	3,942	4,537	6,001	8,299
Loss (gain) on interest rate swaps(4)	133	32	87	(296)
Other(5)	134	(304)	630	(257)
Adjusted EBITDA	$47,033	$56,472	$83,836	$104,108
Adjusted EBITDA Margin	29.5%	27.5%	28.1%	26.2%
_______________
(1)    Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees in connection with the Fourth Amended and Restated Management Services Agreement and costs related to the preparation of our IPO and one-time public company transition expenses. For the three months ended June 30, 2021, approximately $4.9 million related to the preparation of our IPO, approximately $0.8 million was related to mergers and acquisitions and $0.5 million was related to investor management fees. For the three months ended June 30, 2022, costs consisted primarily of $1.1 million of one-time public company transition expenses and $0.8 million in costs related to mergers and acquisitions. For the six months ended June 30, 2021, approximately $5.4 million related to the preparation of our IPO, approximately $0.8 million was related to mergers and acquisitions, and $0.5 million was related to investor management fees. For the six months ended June 30, 2022, costs consisted primarily of $2.6 million of one-time public company transition expenses and $1.1 million in costs related to mergers and acquisitions.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. For the three months ended June 30, 2021 and 2022, these costs include $0.6 million and $0.8 million, respectively, of charges related to our real estate consolidation program primarily related to the exited facility in Bellevue,

Washington and the closure of EBI’s office, respectively. For the six months ended June 30, 2021, approximately $3.1 million related to our real estate consolidation program, consisting primarily of the write-off on disposal of fixed assets for our exited facility in Bellevue, Washington. For the six months ended June 30, 2022, costs consisted of $1.2 million in expenses related to our real estate consolidation program, primarily due to the closure of EBI’s office.
(3)    Includes costs related to technology modernization, as well as costs related to decommissioning of on premise production systems and redundant fulfillment systems of acquired companies and the migration to the Company’s platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. For the three months ended June 30, 2021, we made an investment of approximately $4.0 million in Project Ignite. For the three months ended June 30, 2022, investment related to Project Ignite was $3.7 million. The remaining $0.8 million for the three months ended June 30, 2022 relates to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto the Company’s platform. For the six months ended June 30, 2021, investment in Project Ignite was $6.0 million. For the six months ended June 30, 2022, investment related to Project Ignite was $6.9 million. The remaining $1.3 million for the six months ended June 30, 2022 relates to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto the Company’s platform.
(4) Consists of loss (gain) on interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2022 for additional information on interest rate swaps.
(5) Consists of costs related to loss (gain) on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business. The following table summarizes these costs for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
(dollars in thousands)
Other
Loss (gain) on foreign currency transactions	$624	$(304)	$1,120	$(257)
Impairment of capitalized software	30	—	30	—
Duplicate fulfillment charges	(520)	—	(520)	—
Total	$134	$(304)	$630	$(257)

The following table presents the calculation of Net Income Margin and Adjusted EBITDA Margin for the three and six months ended June 30, 2021 and 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
(dollars in thousands)
Net income	$3,397	$11,571	$4,025	$17,807
Adjusted EBITDA	$47,033	$56,472	$83,836	$104,108
Revenues	$159,328	$205,591	$298,698	$397,563
Net income margin	2.1%	5.6%	1.3%	4.5%
Adjusted EBITDA Margin	29.5%	27.5%	28.1%	26.2%

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the three and six months ended June 30, 2021 and 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
(in thousands, except per share amounts)
Net income	$3,397	$11,571	$4,025	$17,807
Income tax provision	4,026	5,392	4,552	9,477
Income before income taxes	7,423	16,963	8,577	27,284
Amortization of acquired intangible assets	13,006	13,363	26,270	27,127
Stock-based compensation	756	6,023	1,653	11,131
Transaction expenses(1)	6,139	1,894	7,258	3,782
Restructuring(2)	604	836	3,609	1,182
Technology Transformation(3)	3,942	4,537	6,001	8,299
Loss (gain) on interest rate swaps(4)	133	32	87	(296)
Other(5)	134	(304)	630	(257)
Adjusted Net Income before income tax effect	32,137	43,344	54,085	78,252
Income tax effect(6)	9,516	10,845	16,014	21,352
Adjusted Net Income	$22,621	$32,499	$38,071	$56,900
Net Income per share – basic	$0.04	$0.12	$0.05	$0.19
Net Income per share – diluted	$0.04	$0.12	$0.05	$0.18
Adjusted Earnings Per Share – basic	$0.25	$0.35	$0.43	$0.61
Adjusted Earnings Per Share – diluted	$0.25	$0.33	$0.43	$0.57
_______________
(1)    Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees, and costs related to the preparation of our IPO and one-time public company transition expenses.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally.
(3)    Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4)    Consists of loss (gain) on interest rate swaps. See “Part I. Item 3. Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2022 for additional information on interest rate swaps.
(5)    Consists of costs related to loss (gain) on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business.
(6)    Effective tax rates of 29.6% and 25.0% have been used to compute Adjusted Net Income for the three months ended June 30, 2021 and 2022, respectively. Effective tax rates of 29.6% and 27.3% have been used to compute Adjusted Net Income for the six months ended June 30, 2021 and 2022, respectively. In previously reported information for the six months ended June 30, 2021, a statutory rate of 26.0% was used to calculate Adjusted Net Income. However, we subsequently adjusted the rate used to align with our current methodology of calculating the actual adjusted effective tax rate that reflects the adjustments to arrive at Adjusted Net Income. As of December 31, 2021, we had net operating loss carryforwards of approximately $80.7 million for federal income tax purposes and deferred tax assets of approximately $8.2 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

The following table reconciles net income per share, the most directly comparable GAAP measure, to Adjusted Earnings Per Share for the three and six months ended June 30, 2021 and 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2021	2022	2021	2022
Net income	$3,397	$11,571	$4,025	$17,807
Less: Undistributed amounts allocated to participating securities	14	—	17	—
Undistributed income allocated to stockholders	$3,383	$11,571	$4,008	$17,807

Weighted average number of shares outstanding – basic	88,826,919	94,024,970	88,717,890	93,996,553
Weighted average number of shares outstanding – diluted	88,913,175	99,344,563	88,802,948	99,265,668
Net income per share – basic	$0.04	$0.12	$0.05	$0.19
Net income per share – diluted	$0.04	$0.12	$0.05	$0.18

Adjusted Net Income	$22,621	$32,499	$38,071	$56,900
Less: Undistributed amounts allocated to participating securities	94	—	158	—
Undistributed earnings allocated to stockholders	$22,527	$32,499	$37,913	$56,900

Weighted average number of shares outstanding – basic	88,826,919	94,024,970	88,717,890	93,996,553
Weighted average number of shares outstanding – diluted	88,913,175	99,344,563	88,802,948	99,265,668
Adjusted Earnings Per Share - basic	$0.25	$0.35	$0.43	$0.61
Adjusted Earnings Per Share - diluted	$0.25	$0.33	$0.43	$0.57

The following table presents the calculation of Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2021 and 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2022	2021	2022
Net income per share – diluted	$0.04	$0.12	$0.05	$0.18
Adjusted Net Income adjustments per share
Income tax provision	0.05	0.05	0.05	0.09
Amortization of acquired intangible assets	0.15	0.13	0.30	0.27
Stock-based compensation	0.01	0.06	0.02	0.11
Transaction expenses(1)	0.07	0.02	0.08	0.04
Restructuring(2)	—	0.01	0.04	0.01
Technology Transformation(3)	0.04	0.05	0.07	0.09
Loss (gain) on interest rate swaps(4)	—	—	—	—
Other(5)	—	—	—	—
Income tax effect(6)	(0.11)	(0.11)	(0.18)	(0.22)
Adjusted Earnings Per Share – diluted	$0.25	$0.33	$0.43	$0.57

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding – diluted (GAAP)	88,913,175	99,344,563	88,802,948	99,265,668
Options not included in weighted average number of shares outstanding – diluted (GAAP) (using treasury stock method)	—	—	—	—
Weighted average number of shares outstanding – diluted (non-GAAP) (using treasury stock method)	88,913,175	99,344,563	88,802,948	99,265,668
_______________
(1) Consists of transaction expenses related to mergers and acquisitions, associated earn-outs, investor management fees, and costs related to the preparation of our IPO and one-time public company transition expenses.
(2) Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally.
(3) Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4) Consists of loss (gain) on interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2022 for additional information on interest rate swaps.
(5) Consists of costs related to loss (gain) on foreign currency transactions, impairment of capitalized software and other costs outside of the ordinary course of business.
(6) Effective tax rates of 29.6% and 25.0% have been used to compute Adjusted Net Income for the three months ended June 30, 2021 and 2022, respectively. Effective tax rates of 29.6% and 27.3% have been used to compute Adjusted Net Income for the six months ended June 30, 2021 and 2022, respectively. In previously reported information for the six months ended June 30, 2021, a statutory rate of 26.0% was used to calculate Adjusted Net Income. However, we subsequently adjusted the rate used to align with our current methodology of calculating the actual adjusted effective tax rate that reflects the adjustments to arrive at Adjusted Net Income. As of December 31, 2021, we had net operating loss carryforwards of approximately $80.7 million for federal income tax purposes and deferred tax assets of approximately $8.2 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

For further detail, see the footnotes to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022.

The following table reconciles net cash flow provided by operating activities, the most directly comparable US GAAP measure, to Adjusted Free Cash Flow for the three and six months ended June 30, 2021 and 2022. For the three and six months ended June 30, 2021, Adjusted Free Cash Flow included adjustments for one-time, non-operating cash expenses related to the IPO.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2022	2021	2022
Net Cash provided by Operating Activities	$23,307	$29,834	$45,290	$33,279
Total IPO adjustments (1)	733	—	855	—
Purchases of intangible assets and capitalized software	(4,196)	(3,874)	(8,035)	(7,616)
Purchases of property and equipment	(914)	(1,771)	(1,260)	(3,266)
Adjusted Free Cash Flow	$18,930	$24,189	$36,850	$22,397
_______________
(1)     Includes one-time, non-operating cash expenses related to our IPO. Costs for the three and six months ended June 30, 2021 include $0.7 million and $0.9 million, respectively, of professional fees incurred in preparation of our IPO.